SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2005

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
       240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
       240.13e-4(c))

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Item 8.01 Other Events

        On December 5, 2005, Banner Corporation announced that it has initiated a series of transactions designed to restructure a portion of its balance sheet by selling approximately $200 million of its securities portfolio. Proceeds from the sale of securities will be used to repay a similar amount of Federal Home Loan Bank (FHLB) advances. As a result of these transactions, Banner will incur after-tax charges of approximately $8.9 million, or $0.74 per diluted share, in the fourth quarter ending December 31, 2005. Management indicated that this strategic initiative should increase Banner's net interest income, net interest margin and net earnings in future periods, resulting in improved performance ratios and enhanced shareholder value. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)       Exhibits

            99.1     Press Release of Banner Corporation dated December 5, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: December 5, 2005	By: /s/D Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

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                                                                            CONTACT:     D. MICHAEL JONES, PRESIDENT AND CEO
                                                                                                           LLOYD BAKER, CFO
                                                                                                                                (509) 527-3636

News Release

BANNER CORPORATION TO RESTRUCTURE BALANCE SHEET

Walla Walla, WA - December 5, 2005 - Banner Corporation (Nasdaq: BANR), the parent of Banner Bank, today announced that it has initiated a series of transactions designed to restructure a portion of its balance sheet by selling approximately $200 million of its securities portfolio. Proceeds from the sale of these low-yielding investment securities will be used to repay a similar amount of higher-cost Federal Home Loan Bank (FHLB) advances. As a result of these transactions, Banner will incur after-tax charges of approximately $8.9 million, or $0.74 per diluted share, in the fourth quarter ending December 31, 2005. This strategic initiative should increase Banner's net interest income, net interest margin and net earnings in future periods, resulting in improved performance ratios and enhanced shareholder value. The Company will host a conference call tomorrow to discuss the balance sheet restructuring.

"In the past few years we have focused on growing our presence throughout the Pacific Northwest, improving the overall quality of our loan portfolio, adding high quality loans and building a resilient retail deposit base to decrease our reliance on non-core assets and high-cost borrowed funds. Our success in attracting deposits, which have more than doubled over the past five years, strengthening asset quality, and improving core earnings have all combined to facilitate this balance sheet restructuring at this time. By strengthening our earnings from core business areas, we have been able to place less emphasis on the use of wholesale assets and liabilities and now can accelerate this trend through these restructuring transactions. Over the same period, the market environment has changed such that these wholesale positions no longer contribute to net earnings. In addition to lowering our cost of funds, we anticipate future benefits will include an expanded net interest margin, an improved interest rate risk position, stronger performance metrics, increased profitability, and enhanced shareholder value," said D. Michael Jones, President and CEO. "With this step, we will have eliminated a significant drag on earnings that has obscured the true value and performance of our franchise."

Key elements to repositioning Banner's balance sheet include:

  The sale of approximately $200 million in fixed-rate investment securities with an average book yield of approximately 3.65% and an average remaining life of 3.0 years. The Company will incur losses of approximately $7.4 million (approximately $4.8 million after-tax) on the sale of the securities. Although this charge will be reported in the fourth quarter's statement of operations, most of this loss has been previously recognized in the Company's reported net worth through mark-to-market charges to other comprehensive income in earlier periods.

  Banner will use approximately $142 million of the proceeds to extinguish longer-term fixed-rate FHLB advances, with a current average cost of approximately 5.90% and an average remaining life of 3.3 years. The Company will incur prepayment penalties of approximately $6.3 million (approximately $4.1 million after-tax) to prepay this term debt.
  Banner will use the balance of the proceeds to repay approximately $49 million of short-term FHLB advances, with a current average cost of approximately 4.25%.
  Following the completion of the restructuring, FHLB borrowings will decrease to approximately 10% of total liabilities compared to 16.4% at September 30, 2005. Investment securities will decline to approximately 11%

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         of total assets from 16.8% at September 30, 2005. By comparison, investment securities were 26.6%
         of total assets while FHLB advances were 25.2% of total liabilities as recently as December 31, 2003.

  By reducing the use of leverage and the amount of fixed-rate assets funded by liabilities with mismatched maturities as well as eliminating a number of asset and liability positions with embedded options, the Company's exposure to interest rate risk will be improved.

"Together these transactions will improve our future profitability by decreasing both our high-cost debt and our low-yielding assets," said Jones. "For the fourth quarter ending December 31, 2005 we anticipate continued solid performance from our core business; however, as a result of these transactions we expect to report a net loss in the range of $3.1 million to $3.6 million, or $0.26 to $0.30 per diluted share, reducing net income for the full year to about $11.8 million to $12.3 million, or $0.98 to $1.03 per diluted share. Going forward, we anticipate this restructuring to result in incremental earnings of $2.1 to $2.4 million annually ($0.17 to $0.20 per diluted share) beginning in 2006."

Conference Call

The Company will host a conference call tomorrow, Tuesday, December 6, 2005, at 8:00 a.m. PST, to discuss the restructuring. The conference call can be accessed live by telephone at 303-262-2139. To listen to the call online, go to the Company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11047497# until Tuesday, December 13, 2005 or via the Internet at www.fulldisclosure.com.

On October 27, 2005, Banner reported improved profits for the third quarter ended September 30, 2005 as a result of continued loan and deposit growth. Net income increased 10% to $5.7 million, or $0.47 per diluted share, in the third quarter of 2005, compared to $5.2 million, or $0.44 per diluted share, in the third quarter a year ago. For the first nine months of 2005, Banner's net income increased 9% to $15.4 million, or $1.29 per diluted share, compared to $14.1 million, or $1.20 per diluted share, in the first nine months of 2004.

Banner Corporation is the parent of Banner Bank, a commercial bank that operates a total of 56 branch offices and 12 loan offices in 24 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, management's ability to implement the strategic initiatives to restructure the balance sheet, changes in the securities markets, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of newly-opened branches and loan offices, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve outstanding credit issues and/or recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

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NOTE: Transmitted via Business Wire on December 5, 2005 at 1:00 p.m. PST.